Exhibit 99.1

Innodata Reports Second Quarter 2022 Results

Second Quarter Revenue Up by 17% Year-Over-Year

Upswing in Deals Promises Strong Year-End Momentum

NEW YORK – August 11, 2022 – INNODATA INC. (NASDAQ: INOD) today reported results for the second quarter ended June 30, 2022.

•	Revenue for the quarter ended June 30, 2022 was $20.0 million, up 17% year-over-year.

•	Net loss for the quarter ended June 30, 2022 was $3.8 million, or $0.14 per basic and diluted share, compared to a net loss of $0.1 million, or $0.0 per basic and diluted share, in the same period last year.

•	Revenue for the six months ended June 30, 2022 was $41.2 million, up 25% year-over-year.

•	Net loss for the six months ended June 30, 2022 was $6.6 million, or $0.24 per basic and diluted share, compared to a net income of $0.3 million, or $0.01 per basic and diluted share, in the same period last year.

•	Adjusted EBITDA loss was $1.3 million in the second quarter of 2022, compared to Adjusted EBITDA of $0.7 million in the same period last year.**

•	Adjusted EBITDA loss was $2.3 million for the six months ended June 30, 2022, compared to Adjusted EBITDA of $2.0 million in the same period last year.**

•	Cash and cash equivalents were $10.5 million at June 30, 2022 and $18.9 million at December 31, 2021.

** Adjusted EBITDA is defined below.

Amounts in this press release have been rounded. All percentages have been calculated using unrounded amounts.

Jack Abuhoff, CEO, said, “Our Q2 revenue was $20 million, representing 17% year-over-year growth. This was slightly below our expectations due principally to a mutual decision we made with a customer that we believe was beneficial for both the customer and for us. We replaced a one-time medical record AI data annotation project in exchange for a recurring revenue expansion project for our medical record data extraction platform. The original deal included $3.7 million of one-time services and $800K per year of ongoing annual revenue. We anticipate that the new deal will increase the recurring revenue component to about $1.8 million per year, extending our services from one to two of the customer’s market segments. The customer’s goal is to begin significantly ramping-up the recurring work in October after we complete systems configuration. The new deal brings us significantly better long-term value from both a revenue longevity and a margin perspective, so it was a no-brainer really, but it reduced Q2/Q3 revenues by approximately $2.3 million.

“From mid-May through July, several of our largest customers and prospects saw a rapid change in the economic environment and significant volatility in their stock prices. We believe this resulted in a slowdown in new business activity and projects being put on hold as these customers and prospects re-evaluated their budgets and spending priorities. In the past few weeks, however, we have seen many of these customers and prospects re-embark on their AI initiatives with renewed vigor. We are heartened by the validation this dynamic provided on the critical nature of these AI initiatives notwithstanding the economic environment.”

Abuhoff continued, “It is indeed encouraging to see signs that the momentum we were experiencing early in the year is returning. That said, with the mid-May through July lull in our customers’ activity together with the change in contract terms mentioned earlier, we anticipate that our Q3 revenues will decline somewhat from Q2, probably coming in at about $18 million based on current expectations, but we anticipate Q4 revenue to significantly increase over Q3. Given these Q2/Q3 issues, growth this year is currently expected to be in the range of 15% to 20% versus the 30% we have targeted.

“None of this changes our long-term growth trajectory or our market opportunity. Our confidence stems from the fact that despite what we consider a temporary delay in recognizing revenues from some of our customers, we haven’t lost their business and we have continued to sign new customers and contracts. In the second quarter, we added 115 new logos across our segments. This is a 24% increase over the 93 new customers we added on average per quarter in 2021.

“Indeed, as business activity recovered in the past few weeks, we have either landed or believe we have significantly moved the ball down the field on several important business expansions:

•	We signed our fourth SOW – the largest-to-date – with one of the Big Five American information technology companies, a company we engaged with for the first time 12 months ago. We believe this company spends hundreds of millions of dollars on AI-related initiatives;
•	With a multinational manufacturing conglomerate – one of the largest companies in the world – we just won our very first engagement and we’ve got a pipeline of four other engagements that we’re progressing;
•	Just this week, we signed an expanded AI program for content moderation and fraud detection for a leading social commerce marketplace with over 80 million users;
•	Similarly, for another of the Big Five American information technology companies that we started engaging with a year and a half ago on its AI programs, we’re seeing our current $3 million pipeline of new opportunities moving forward;
•	We’re in what I hope are the final stages of landing a new $1 million engagement with a new life insurance customer;
•	We’re in late-stage discussions with a leading Silicon Valley video game development company that we expect will give us credentials in AI-powered interactive experiences, relevant to both gaming and metaverse; and
•	Our large social media customer, which as we mentioned in our last call decreased spend significantly in Q2, has guided us to expect an uptick in monthly revenue from what we were seeing at the end of Q2 and reiterated its expectation of $10 million or more of program spend this year.”

Abuhoff concluded, “Our strategy is to become an indispensable partner to companies embracing AI and to serve our customers at their highest point of value. We’re in the early innings of the AI transformation. Our wins and account expansions validate our land-and-expand strategy: penetrate accounts with significant current or future AI spend, do a great job, and drive revenue expansion with both services and platforms.”

Non-GAAP Financial Measures

In addition to the financial information prepared in conformity with U.S. GAAP (“GAAP”), we provide certain non-GAAP financial information. We believe that these non-GAAP financial measures assist investors in making comparisons of period-to-period operating results. In some respects, management believes non-GAAP financial measures are more indicative of our ongoing core operating performance than their GAAP equivalents by making adjustments that management believes are reflective of the ongoing performance of the business.

We believe that the presentation of this non-GAAP financial information provides investors with greater transparency by providing investors a more complete understanding of our financial performance, competitive position, and prospects for the future, particularly by providing the same information that management and our Board of Directors uses to evaluate our performance and manage the business. However, the non-GAAP financial measures presented in this press release have certain limitations in that they do not reflect all of the costs associated with the operations of our business as determined in accordance with GAAP. Therefore, investors should consider non-GAAP financial measures in addition to, and not as a substitute for, or as superior to, measures of financial performance prepared in accordance with GAAP. Further, the non-GAAP financial measures that we present may differ from similar non-GAAP financial measures used by other companies.

Adjusted EBITDA

We define Adjusted EBITDA as net income (loss) attributable to Innodata Inc. and its subsidiaries in accordance with U.S. GAAP before interest expense, income taxes, depreciation and amortization of intangible assets (which derives EBITDA), plus additional adjustments for loss on impairment of intangibles assets and goodwill, stock-based compensation, income (loss) attributable to non-controlling interests and other one-time costs. We use Adjusted EBITDA to evaluate core results of operations and trends between fiscal periods and believe that these measures are important components of our internal performance measurement process.

A reconciliation of Adjusted EBITDA to the most directly comparable GAAP measure is included in the tables that accompany this release.

Timing of Conference Call with Q&A

Innodata will conduct an earnings conference call, including a question-and-answer period, at 5:00 PM eastern time today. You can participate in this call by dialing the following call-in numbers:

The call-in numbers for the conference call are:

1-888-506-0062	(Domestic)
+1 973-528-0011	(International)

Participant Access Code 815027

1-877-481-4010	(Domestic Replay)
+1 919-882-2331	(International Replay)

Passcode for replay:	46138

It is recommended that participants dial in approximately 10 minutes prior to the start of the call. Investors are also invited to access a live Webcast of the conference call at the Investor Relations section of www.innodata.com. Please note that the Webcast feature will be in listen-only mode.

Call-in or Webcast replay will be available for 30 days following the conference call.

About Innodata

Innodata (NASDAQ: INOD) is a global data engineering company delivering the promise of AI to many of the world's most prestigious companies. We provide AI-enabled software platforms and managed services for AI data annotation, AI digital transformation, and industry-specific business processes. Our low-code Innodata AI technology platform is at the core of our offerings. In every relationship, we honor our 30+ year legacy delivering the highest quality data and outstanding service to our customers. Visit www.innodata.com to learn more.

Forward Looking Statements

This press release may contain forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended. Words such as “project,” “believe,” “expect,” “can,” “continue,” “could,” “intend,” “may,” “should,” “will,” “anticipate,” “indicate,” “forecast,” “predict,” “likely,” “goals,” “estimate,” “plan,” “potential,” or the negatives thereof and other similar expressions generally identify forward-looking statements, which speak only as of the date hereof.

These forward-looking statements are based on management’s current expectations, assumptions and estimates and are subject to a number of risks and uncertainties, including, without limitation, the expected or potential effects of the novel coronavirus (“COVID-19”) pandemic and the responses of governments, the general global population, our customers, and the Company thereto; impacts resulting from the rapidly evolving conflict between Russia and the Ukraine; that contracts may be terminated by customers; projected or committed volumes of work may not materialize; continuing reliance on project-based work in the Digital Data Solutions (“DDS”) segment and the primarily at-will nature of such contracts and the ability of these customers to reduce, delay or cancel projects; the likelihood of continued development of the markets, particularly new and emerging markets, that our services support; continuing DDS segment revenue concentration in a limited number of customers; potential inability to replace projects that are completed, canceled or reduced; our dependency on content providers in our Agility segment; difficulty in integrating and deriving synergies from acquisitions, joint venture and strategic investments; potential undiscovered liabilities of companies and businesses that we may acquire; potential impairment of the carrying value of goodwill and other acquired intangible assets of companies and businesses that we acquire; a continued downturn in or depressed market conditions, whether as a result of the COVID-19 pandemic or otherwise; changes in external market factors; the ability and willingness of our customers and prospective customers to execute business plans that give rise to requirements for our services; changes in our business or growth strategy; the emergence of new, or growth in existing competitors; various other competitive and technological factors; the Company’s use of and reliance on information technology systems, including potential security breaches, cyber-attacks, privacy breaches or data breaches that result in the unauthorized disclosure of consumer, customer, employee or Company information, or service interruptions; and other risks and uncertainties indicated from time to time in our filings with the Securities and Exchange Commission.

Our actual results could differ materially from the results referred to in forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, uncertainty around the COVID-19 pandemic and the effects of the global response thereto and the risks discussed in Part I, Item 1A. “Risk Factors,” Part II, Item 7. “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and other parts of our Annual Report on Form 10-K, filed with the Securities and Exchange Commission on March 24, 2022, as updated or amended by our other filings that we may make with the Securities and Exchange Commission. In light of these risks and uncertainties, there can be no assurance that the results referred to in the forward-looking statements will occur, and you should not place undue reliance on these forward-looking statements. These forward-looking statements speak only as of the date hereof.

We undertake no obligation to update or review any guidance or other forward-looking statements, whether as a result of new information, future developments or otherwise, except as may be required by the Federal securities laws.

Company Contact

Jessie Schnurr

Innodata Inc.

JSchnurr@innodata.com

(201) 371-8024

INNODATA INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(In thousands, except per-share amounts)

	Three Months Ended		Six Months Ended
	June 30		June 30
	2022	2021	2022	2021
Revenues:
Services and Solutions	$16,126	$13,883	$33,706	$26,665
SaaS Platforms	3,861	3,166	7,473	6,351
Total	19,987	17,049	41,179	33,016

Direct operating costs	13,536	10,391	27,286	20,626
Foreign exchange (gain) loss	(544)	18	(880)	(121)
	12,992	10,409	26,406	20,505

Gross Profit	6,995	6,640	14,773	12,511
Operating expenses:
Product development and research	1,233	730	2,413	1,376
Selling and marketing	5,026	3,124	10,051	5,409
General and administrative	4,018	3,126	8,003	5,720
	10,277	6,980	20,467	12,505

Income (loss) from operations	(3,282)	(340)	(5,694)	6
Interest (income) expense, net	(1)	4	2	14
Gain from loan forgiveness	-	580	-	580

Income (loss) before provision for income taxes	(3,281)	236	(5,696)	572
Provision for income taxes	550	366	1,025	293
Consolidated net income (loss)	(3,831)	(130)	(6,721)	279

Income (loss) attributable to non-controlling interests	2	(27)	(73)	(16)

Net income (loss) attributable to Innodata Inc. and Subsidiaries	$(3,833)	$(103)	$(6,648)	$295

Income (loss) per share attributable to Innodata Inc. and Subsidiaries:
Basic	$(0.14)	$(0.00)	$(0.24)	$0.01
Diluted	$(0.14)	$(0.00)	$(0.24)	$0.01
Weighted average shares outstanding:
Basic	27,226	26,522	27,192	26,199
Diluted	27,226	26,522	27,192	29,194

Management has reclassified certain product development expense details in the condensed consolidated statement of operations to better reflect the Company’s results of operations and the management of the business. These reclassifications do not impact reported income (loss) for the respective periods presented or otherwise impact the total operating expenses.

INNODATA INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

(In thousands)

	June 30, 2022	December 31, 2021
ASSETS
Current assets:
Cash and cash equivalents	$10,481	$18,902
Accounts receivable, net	10,956	11,379
Prepaid expenses and other current assets	3,786	3,681
Total current assets	25,223	33,962
Property and equipment, net	2,899	2,947
Right-of-use asset, net	4,395	5,621
Other assets	2,005	2,247
Deferred income taxes, net	1,667	1,950
Intangibles, net	11,658	10,347
Goodwill	2,076	2,143
Total assets	$49,923	$59,217

LIABILITIES, NON-CONTROLLING INTERESTS AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable, accrued expenses and other	$8,259	$9,387
Accrued salaries, wages and related benefits	6,404	6,391
Income and other taxes	3,387	3,213
Long-term obligations – current portion	700	1,279
Operating lease liability - current portion	776	1,034
Total current liabilities	19,526	21,304
Deferred income taxes	20	15
Long-term obligations, net of current portion	5,998	6,217
Operating lease liability, net of current portion	4,087	5,276
Total liabilities	29,631	32,812
Non-controlling interests	(730)	(3,522)
STOCKHOLDERS' EQUITY	21,022	29,927
Total liabilities, non-controlling interests and stockholders’ equity	$49,923	$59,217

INNODATA INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED CASH FLOW INFORMATION

(Unaudited)

(In thousands)

	Six Months Ended June 30,
	2022	2021
Cash flows from operating activities:
Consolidated Net income (loss)	$(6,721)	$279
Non-cash expenses:
Depreciation and amortization	1,824	1,370
Gain on loan forgiveness	-	(580)
Stock-based compensation	1,565	614
Deferred income taxes	167	(61)
Pension cost	303	322
Loss on lease termination	125	-
Total	3,984	1,665
Changes in assets and liabilities	(1,135)	3,642
Cash flows from (used in) operating activities	$(3,872)	$5,586
Cash flows used in investing activities	$(3,638)	$(1,473)
Cash flows from (used in) financing activities	$(297)	$413

INNODATA INC. AND SUBSIDIARIES

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

(Unaudited)

(Dollars in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
Consolidated	2022	2021	2022	2021
Net income (loss) attributable to Innodata Inc. and Subsidiaries	$(3,833)	$(103)	$(6,648)	$295
Provision for income taxes	550	366	1,025	293
Interest expense, net	(1)	4	2	14
Gain on loan forgiveness	-	(580)	-	(580)
Depreciation and amortization	951	673	1,824	1,370
Stock-based compensation	1,028	335	1,565	614
Non-controlling interests	2	(27)	(73)	(16)
Adjusted EBITDA / (loss) - Consolidated	$(1,303)	$668	$(2,305)	$1,990

	Three Months Ended June 30,		Six Months Ended June 30,
DDS Segment	2022	2021	2022	2021
Net income (loss) attributable to DDS Segment	$(651)	$1,307	$112	$1,987
Provision for income taxes	399	342	932	246
Interest expense, net	(1)	4	2	13
Gain on loan forgiveness	-	(580)	-	(580)
Depreciation and amortization	57	159	281	319
Stock-based compensation	796	242	1,168	459
Non-controlling interests	2	(2)	1	(3)
Adjusted EBITDA - DDS Segment	$602	$1,472	$2,496	$2,441

	Three Months Ended June 30,		Six Months Ended June 30,
Synodex Segment	2022	2021	2022	2021
Net loss attributable to Synodex Segment	$(680)	$(254)	$(1,465)	$(113)
Depreciation and amortization	$271	2	$312	$2
Stock-based compensation	50	7	99	14
Non-controlling interests	-	(25)	(74)	(13)
Adjusted EBITDA (loss) - Synodex Segment	$(359)	$(270)	$(1,128)	$(110)

	Three Months Ended June 30,		Six Months Ended June 30,
Agility Segment	2022	2021	2022	2021
Net loss attributable to Agility Segment	$(2,502)	$(1,156)	$(5,295)	$(1,579)
Provision for income taxes	151	24	93	47
Interest expense, net	-	-	-	1
Depreciation and amortization	623	512	1,231	1,049
Stock-based compensation	182	86	298	141
Adjusted EBITDA (loss) - Agility Segment	$(1,546)	$(534)	$(3,673)	$(341)

INNODATA INC. AND SUBSIDIARIES

CONSOLIDATED REVENUE BY SEGMENT

(Unaudited)

(In thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Revenues:
DDS	$14,181	$12,997	$30,092	$24,760
Synodex	1,945	886	3,614	1,905
Agility	3,861	3,166	7,473	6,351
Total Consolidated	$19,987	$17,049	$41,179	$33,016